                                   EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-112802 of Vaso Active Pharmaceuticals, Inc. on Form S-8, of our report dated April 2, 2007 related to our audits of the financial statements which appear in this Annual Report on Form 10-KSB/A of Vaso Active Pharmaceuticals, Inc. for the year ended December 31, 2006.

/s/Stowe & Degon

STOWE & DEGON
Worcester, Massachusetts
April 17, 2007